Exhibit 99.1

Mativ Announces First Quarter 2025 Results

ALPHARETTA, GA, May 7, 2025 -– Mativ Holdings, Inc. ("Mativ" or the "Company") (NYSE: MATV) reported earnings results for the three months ended March 31, 2025.

Adjusted measures are reconciled to GAAP at the end of this release. Financial comparisons are versus the prior year period unless stated otherwise. Figures may not sum to total due to rounding.

Mativ First Quarter 2025 Highlights

•Sales of $484.8 million decreased 3.1% year over year, and 0.2% on an organic basis
•GAAP loss was $425.5 million, GAAP EPS was $(7.82); Results included a non-cash goodwill impairment charge of $411.9 million ($7.57 per share) as well as $14.5 million of organizational realignment and asset impairment expenses
•Adjusted EBITDA was $37.2 million, Adjusted loss was $6.0 million, and Adjusted EPS was $(0.14), (see non-GAAP reconciliations). Adjusted EBITDA was down 19% versus the prior year, as lower SG&A expenses across both segments and higher volume/mix in our SAS segment were more than offset by higher manufacturing and distribution costs, unfavorable net selling price versus input cost performance, and lower volume/mix in our FAM segment.
Management Commentary

President and Chief Executive Officer Shruti Singhal commented, "Since stepping in to lead Mativ eight weeks ago, I have seen firsthand the role we serve as trusted partner to our customers, enabling them to solve their most complex challenges. However, this past year has been incredibly challenging for our shareholders and employees. We are simply not where we need to be operationally to navigate the current demand environment or future challenges. We are pivoting to a much higher sense of urgency across our company to act swiftly, comprehensively and decisively to undertake the necessary changes to grow market share, return to sustainable and profitable growth, and most importantly restore value to our shareholders.

Our top priority is to accelerate our pace of execution with a focus on three key areas: driving enhanced commercial execution, sharpening our efforts to de-lever the balance sheet, and conducting a strategic review of our portfolio. These actions are to ensure Mativ is focused on our highest value initiatives to enable our long-term success. We are executing against a clear strategic roadmap and are taking accelerated actions to position Mativ for profitable growth while de-levering our balance sheet and creating sustainable value for our shareholders.

On a consolidated basis, our Q1 operating results, while mixed, came in as we expected at the start of the year. Our SAS segment delivered its fifth consecutive quarter of strong year-over-year results improvements, with organic revenue growth of approximately 6% and adjusted EBITDA growth of more than 3%, while FAM performance was impacted disproportionately by the higher priced year-end inventory we sold through during Q1, as well as continued slow demand in our transportation and construction-related end markets."

Mativ First Quarter 2025 Financial Results

Filtration & Advanced Materials (FAM)	Three Months Ended March 31,
(in millions; unaudited)	2025	2024	Change	2025	2024
Net Sales	$187.6	$202.7	$(15.1)
GAAP Operating Profit & Margin %	$(410.0)	$14.6	$(424.6)	(218.6)%	7.2%
Adjusted EBITDA & Margin %	$23.3	$33.2	$(9.9)	12.4%	16.4%

Filtration & Advanced Materials (FAM) segment sales, comprised primarily of filtration media and components, advanced films, coating and converting solutions, and extruded mesh products, were $187.6 million, down 7.4% versus the prior year period, reflecting lower volume/mix, lower selling prices and unfavorable currency translation.

GAAP Operating Profit in 2025 included $417.9 million of restructuring and impairment expenses primarily related to our goodwill impairment. Adjusted EBITDA (see non-GAAP reconciliations) decreased 30% versus prior year as lower SG&A expenses were more than offset by lower volume/mix, higher manufacturing and distribution costs, and unfavorable net selling price versus input cost performance.

Sustainable & Adhesive Solutions (SAS)	Three Months Ended March 31,
(in millions; unaudited)	2025	2024	Change	2025	2024
Net Sales	$297.2	$297.5	$(0.3)
GAAP Operating Profit & Margin %	$13.0	$4.2	$8.8	4.4%	1.4%
Adjusted EBITDA & Margin %	$33.3	$32.3	$1.0	11.2%	10.9%

Sustainable & Adhesive Solutions (SAS) segment sales, comprised primarily of tapes, labels, liners, specialty paper, packaging and healthcare solutions, of $297.2 million were up 5.7% on an organic basis, and down 0.1%, on a reported basis, versus the prior year period, as higher volume across all product categories and higher selling prices were offset by sales associated with closed and divested plants and unfavorable currency translation.

GAAP Operating Profit in 2025 included $0.3 million in restructuring expenses primarily related to footprint rationalization. Adjusted EBITDA (see non-GAAP reconciliations) increased $1.0 million (or more than 3%) compared to the prior year period, driven by higher volume across all product categories excluding the impact from closed and divested plants, and lower SG&A expenses partially offset by higher manufacturing and distribution costs, and unfavorable net selling price versus input cost performance.

Unallocated	Three Months Ended March 31,
(in millions; unaudited)	2025	2024	Change	2025	2024
GAAP Operating Expense & % of Sales	$(33.6)	$(32.6)	$(1.0)	(6.9)%	(6.5)%
Adjusted EBITDA & % of Sales	$(19.4)	$(19.7)	$0.3	(4.0)%	(3.9)%

GAAP operating expenses in 2025 included $9.2 million in organizational realignment costs.

Adjusted unallocated expenses (EBITDA) (see non-GAAP reconciliations) decreased $0.3 million versus prior year primarily driven by lower SG&A expenses.

Interest expense was $17.8 million versus $18.3 million in the prior year period. The decrease was due to lower average balances and lower average interest rates in the current year period.

Other income (expense), net was $(1.8) million and decreased $3.5 million compared with the prior year primarily driven by foreign currency losses.

Tax was a 5.5% benefit for the three months ended March 31, 2025, driven by a change in valuation allowance and primarily attributable to the non-deductible goodwill impairment.

Non-GAAP Adjustments reflect items included in GAAP operating profit, income, and EPS, but excluded from adjusted results (see non-GAAP reconciliation tables for additional details). The most significant adjustment to the first quarter 2025 results were:

•$6.35 per share of goodwill impairment expenses related to our FAM segment
•$0.88 per share due to change of valuation allowance on tax attributes
•$0.22 per share of purchase accounting expenses (purchase accounting expenses reflect primarily ongoing non-cash intangible asset amortizations associated with mergers and acquisitions)

Cash Flow & Debt

Year-to-date 2025 cash used in operating activities was $15.9 million. Capital spending and software costs totaled $13.9 million. Working capital was a $22.1 million use of cash due to the impact of an increase in accounts receivable, partially offset by a decrease in inventories and increase in accounts payable.

Total debt was $1,122.8 million as of March 31, 2025 and Cash and cash equivalents was $84.0 million resulting in net debt of $1,038.8 million. Total liquidity was approximately $407 million, consisting of $84 million of Cash and cash equivalents and $323 million of revolver availability. The Company's debt matures on a staggered basis between 2027 and 2029.

Dividend & Share Repurchases

On May 7, 2025 the Company announced its next quarterly cash dividend of $0.10 per share payable on June 27, 2025 to stockholders of record as of May 23, 2025.

During the first quarter, the Company did not repurchase shares.

Conference Call

Mativ will hold a conference call to review first quarter 2025 results with investors and analysts at 8:30 a.m. Eastern time on Thursday, May 8, 2025. The earnings conference call will be simultaneously broadcast over the Internet at http://ir.mativ.com. To listen to the call, please go to the Company’s website at least 15 minutes prior to the call to register and to download and install any necessary audio software. For those unable to listen to the live broadcast, a replay will be available on the Company’s website shortly after the call.

About Mativ

Mativ Holdings, Inc. is a global leader in specialty materials, solving our customers’ most complex challenges by engineering bold, innovative solutions that connect, protect and purify our world. Headquartered in Alpharetta, Georgia, we manufacture on three continents and generate sales in over 80 countries through our family of business-to-business and consumer product brands. The company’s two operating segments, Filtration & Advanced Materials and Sustainable & Adhesive Solutions, target premium applications across diversified and growing categories. Our broad portfolio of technologies combines polymers, fibers and resins to optimize the performance of our customers’ products across multiple stages of the value chain. Our leading positions are a testament to our best-in-class global manufacturing, supply chain and materials science capabilities. We drive innovation and enhance performance, finding potential in the impossible.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act") that are subject to the safe harbor created by the Act and other legal protections. Forward-looking statements include, without limitation, those regarding the incurrence of additional debt and expected maturities of the Company’s debt obligations, the adequacy of our sources of liquidity and capital, acquisition integration and growth prospects (including international growth), the cost and timing of our restructuring actions, the impact of ongoing litigation matters and environmental claims, the amount of capital spending and/or common stock repurchases, future cash flows, purchase accounting impacts, impacts and timing of our ongoing operational excellence and other cost-reduction and cost-optimization initiatives, profitability, and cash flow, the expected benefits and accretion of the Neenah merger and Scapa acquisition and integration, whether the strategic benefits of the EP Divestiture can be achieved and other statements generally identified by words such as "believe," "expect," "intend," "guidance," "plan," "forecast," "potential," "anticipate," "confident," "project," "appear," "future," "should," "likely," "could," "may," "will," "typically" and similar words.

These forward-looking statements are prospective in nature and not based on historical facts, but rather on current expectations and on numerous assumptions regarding the business strategies and the environment in which the Company’s business shall operate in the future and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by those statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from our expectations as of the date of this release. These risks include, among other things, the following factors:

•Risks associated with the implementation of our strategic growth initiatives, including diversification, and the Company's understanding of, and entry into, new industries and technologies;
•Risks associated with acquisitions, dispositions, strategic transactions and global asset realignment initiatives of Mativ;
•Adverse changes in our end-market sectors impacting key customers;
•Changes in the source and intensity of competition in our commercial end-markets;
•Adverse changes in sales or production volumes, pricing and/or manufacturing costs;
•Seasonal or cyclical market and industry fluctuations which may result in reduced net sales and operating profits during certain periods;
•Risks associated with our technological advantages in our intellectual property and the likelihood that our current technological advantages are unable to continue indefinitely;
•Supply chain disruptions, including the failure of one or more material suppliers, including energy, resin, fiber, and chemical suppliers, to supply materials as needed to maintain our product plans and cost structure;
•Increases in operating costs due to inflation and continuing increases in the inflation rate or otherwise, such as labor expense, compensation and benefits costs;
•Our ability to attract and retain key personnel, labor shortages, labor strikes, stoppages or other disruptions;
•Changes in general economic, financial and credit conditions in the U.S., Europe, China and elsewhere, including the impact thereof on currency exchange rates (including any weakening of the Euro) and on interest rates;
•A failure in our risk management and/or currency or interest rate swaps and hedging programs, including the failures of any insurance company or counterparty;
•Changes in the manner in which we finance our debt and future capital needs, including potential acquisitions;
•Changes in tax rates, the adoption of new U.S. or international tax legislation or exposure to additional tax liabilities;
•Uncertainty as to the long-term value of the common stock of Mativ;
•Changes in employment, wage and hour laws and regulations in the U.S. and elsewhere, including unionization rules and regulations by the National Labor Relations Board, equal pay initiatives, additional anti-discrimination rules or tests and different interpretations of exemptions from overtime laws;
•The impact of tariffs, and the imposition of any future additional tariffs and other trade barriers, and the effects of retaliatory trade measures;
•Existing and future governmental regulation and the enforcement thereof that may materially restrict or adversely affect how we conduct business and our financial results;
•Weather conditions, including potential impacts, if any, from climate change, known and unknown, and natural disasters or unusual weather events;
•International conflicts and disputes, such as the ongoing conflict between Russia and Ukraine, the war between Israel and Hamas and the broader regional conflict in the Middle East, which restrict our ability to supply products into affected regions, due to the corresponding effects on demand, the application of international sanctions, or practical consequences on transportation, banking transactions, and other commercial activities in troubled regions;
•Compliance with the FCPA and other anti-corruption laws or trade control laws, as well as other laws governing our operations;
•Risks associated with pandemics and other public health emergencies;
•The number, type, outcomes (by judgment or settlement) and costs of legal, tax, regulatory or administrative proceedings, litigation and/or amnesty programs;
•Increased scrutiny from stakeholders related to environmental, social and governance ("ESG") matters, as well as our ability to achieve our broader ESG goals and objectives;
•Costs and timing of implementation of any upgrades or changes to our information technology systems;
•Failure by us to comply with any privacy or data security laws or to protect against theft of customer, employee and corporate sensitive information;
•Information technology system failures, data security breaches, network disruptions, and cybersecurity events; and
•Other factors described elsewhere in this document and from time to time in documents that we file with the SEC.

All forward-looking statements made in this document are qualified by these cautionary statements. Forward-looking statements herein are made only as of the date of this document, and Mativ undertakes no obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise. For a more detailed discussion of these factors, also see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Mativ's most recent annual report on Form 10-K for the year ended December 31, 2024 and any material updates to these factors contained in any of Mativ’s future filings with the SEC. The discussion of these risks is specifically incorporated by reference into this release. The financial results reported in this release are unaudited.

Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance unless expressed as such and should only be viewed as historical data. The financial results reported in this release are unaudited.

Non-GAAP Financial Measures

Certain financial measures and comments contained in this press release exclude restructuring and impairment expenses, certain purchase accounting adjustments related to prior acquisitions, organizational realignment and integration costs, divestiture costs, interest expense, stock compensation expense, inventory step-up expense, the effect of income tax provisions and other tax impacts, capital spending, capitalized software costs, cloud-based software costs and depreciation and amortization. This press release also provides certain information regarding the Company's financial results excluding currency impacts. This information estimates the impact of changes in foreign currency rates on the translation of the Company's current financial results as compared to the applicable comparable period and is derived by translating the current local currency results into U.S. Dollars based upon the foreign currency exchange rates for the applicable comparable period. Financial measures which exclude or include these items have not been determined in accordance with accounting principles generally accepted in the United States (GAAP) and are therefore "non-GAAP" financial measures. Reconciliations of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP are included in the financial schedules attached to this release.

The Company believes that the presentation of non-GAAP financial measures in addition to the related GAAP measures provides investors with greater transparency on the information used by the Company’s management in its financial and operational decision-making. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance in the same way that management evaluates the Company's financial performance. Management believes that providing this information enables investors to better understand the Company’s operating performance and financial condition. These non-GAAP financial measures are not calculated or presented in accordance with, and are not intended to be considered in isolation or as alternatives or substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared and presented in accordance with GAAP. The non-GAAP financial measures used in this release may be different from the measures used by other companies.

SOURCE: Mativ Holdings, Inc.

CONTACT

Chris Kuepper, IRC
Director, Investor Relations
+1-770-569-4229

Website: http://www.mativ.com

MATIV HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2025	2024	% Change
Net sales	$484.8	$500.2	(3.1)%
Cost of products sold	412.2	416.2	(1.0)%
Gross profit	72.6	84.0	(13.6)%

Selling and general expense	63.3	61.6	2.8%
Research and development expense	6.3	6.0	5.0%
Intangible asset amortization expense	15.4	15.8	(2.5)%
Total nonmanufacturing expenses	85.0	83.4	1.9%

Goodwill impairment expense	411.9	—	N.M.
Restructuring and other impairment expense	6.3	14.4	(56.3)%
Operating loss	(430.6)	(13.8)	N.M.
Interest expense	17.8	18.3	(2.7)%
Other income (expense), net	(1.8)	1.7	N.M.
Loss before income taxes	(450.2)	(30.4)	N.M.
Income tax benefit, net	(24.7)	(2.4)	N.M.
Net loss	$(425.5)	$(28.0)	N.M.

Net loss per share:
Basic	$(7.82)	$(0.52)	N.M.
Diluted	$(7.82)	$(0.52)	N.M.

Weighted average shares outstanding:
Basic	54,447,200	54,267,900
Diluted	54,447,200	54,267,900

N.M. - Not Meaningful

MATIV HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions)
(Unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$84.0	$94.3
Restricted cash	9.8	—
Accounts receivable, net	202.1	162.4
Inventories, net	346.0	355.1
Income taxes receivable	19.0	20.6
Other current assets	25.3	25.7
Total current assets	686.2	658.1
Property, plant and equipment, net	622.3	620.3
Finance lease right-of-use assets	16.2	16.2
Operating lease right-of-use assets	45.9	46.4
Deferred income tax assets	9.6	8.1
Goodwill	54.8	465.6
Intangible assets, net	545.4	553.4
Other assets	71.9	79.8
Total assets	$2,052.3	$2,447.9
LIABILITIES AND STOCKHOLDERS' EQUITY
Current debt	$2.7	$2.6
Finance lease liabilities	1.7	1.6
Operating lease liabilities	9.2	9.5
Accounts payable	176.9	151.7
Income taxes payable	8.6	8.4
Accrued expenses and other current liabilities	89.0	100.7
Total current liabilities	288.1	274.5
Long-term debt	1,120.1	1,086.7
Finance lease liabilities, noncurrent	16.5	16.3
Operating lease liabilities, noncurrent	36.2	36.4
Pension and other postretirement benefits	54.9	54.3
Deferred income tax liabilities	77.1	100.9
Other liabilities	31.2	20.3
Total liabilities	1,624.1	1,589.4
Stockholders' equity:
Preferred stock, $0.10 par value; 10,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.10 par value; 100,000,000 shares authorized; 54,574,597 and 54,335,830 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	5.5	5.4
Additional paid-in-capital	678.4	675.7
Retained earnings (accumulated deficit)	(266.9)	164.3
Accumulated other comprehensive income, net of tax	11.2	13.1
Total stockholders' equity	428.2	858.5
Total liabilities and stockholders' equity	$2,052.3	$2,447.9

MATIV HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW
(in millions)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Operating
Net loss	$(425.5)	$(28.0)
Adjustments to reconcile Net loss to Net cash used in operations:
Depreciation and amortization	35.3	36.3
Amortization of deferred issuance costs	2.0	2.0
Goodwill impairment	411.9	—
Other impairments	5.3	—
Deferred income tax	(27.3)	(9.4)
Pension and other postretirement benefits	(0.5)	(1.4)
Stock-based compensation	3.6	2.7
(Gain) loss on foreign currency transactions	1.8	(0.7)
Other non-cash items	0.2	(1.2)
Other operating	(0.6)	(0.6)
Net changes in operating working capital	(22.1)	(12.7)
Net cash used in operations	(15.9)	(13.0)
Investing
Capital spending	(13.9)	(12.1)
Proceeds from sale of assets	—	2.0
Cash received from settlement of cross-currency swap contracts	3.4	—
Other investing	(0.1)	1.0
Net cash used in investing of:
Continuing operations	(10.6)	(9.1)
Discontinued operations	—	(12.0)
Net cash used in investing	(10.6)	(21.1)
Financing
Cash dividends paid	(5.5)	(5.4)
Proceeds from long-term debt	54.0	69.0
Payments on long-term debt	(22.7)	(16.7)
Payments on financing lease obligations	(0.2)	(0.4)
Shares withheld for employee taxes	(1.1)	(0.7)
Net cash provided by financing	24.5	45.8
Effect of exchange rate changes on Cash and cash equivalents and Restricted cash	1.5	(3.0)
Increase (decrease) in cash and cash equivalents and Restricted cash	(0.5)	8.7
Cash and cash equivalents and Restricted cash at beginning of period	94.3	120.2
Cash and cash equivalents and Restricted cash at end of period	$93.8	$128.9

MATIV HOLDINGS, INC. AND SUBSIDIARIES
BUSINESS SEGMENT REPORTING
(in millions)
(Unaudited)

Segment Results
	Three Months Ended March 31,
	2025	2024
Net sales
FAM	$187.6	$202.7
SAS	297.2	297.5
Total Consolidated	$484.8	$500.2

Cost of products sold
FAM	$155.5	$160.2
SAS	256.7	256.0
Consolidated	$412.2	$416.2

Total nonmanufacturing expenses
FAM	$24.2	$24.7
SAS	27.2	29.1
Total segments	51.4	53.8
Unallocated	33.6	29.6
Consolidated	$85.0	$83.4

Restructuring and impairment
FAM	$417.9	$3.2
SAS	0.3	8.2
Total segments	418.2	11.4
Unallocated	—	3.0
Consolidated	$418.2	$14.4

Operating profit (loss)
	Three Months Ended March 31,
			Return on Net Sales
	2025	2024	2025	2024
FAM	$(410.0)	$14.6	(218.6)%	7.2%
SAS	13.0	4.2	4.4%	1.4%
Unallocated	(33.6)	(32.6)	(6.9)%	(6.5)%
Total Consolidated	$(430.6)	$(13.8)	(88.8)%	(2.8)%

Non-GAAP Adjustments to Operating Profit (Loss)
	Three Months Ended March 31,
	2025	2024
FAM - Amortization of intangibles and other purchase accounting adjustments	$8.5	$8.7
FAM - Restructuring, restructuring related, and impairment expenses	417.9	3.2
SAS - Amortization of intangibles and other purchase accounting adjustments	6.9	7.2
SAS - Restructuring, restructuring related, and impairment expenses	0.3	7.6
SAS - Organizational realignment and integration costs(2)	—	(0.1)
Unallocated - Restructuring, restructuring related, and impairment expenses	—	3.1
Unallocated - Organizational realignment and integration costs(2)	9.2	4.4
Unallocated - Divestiture costs	0.8	1.5
Unallocated - Financing fees(1)	2.0	2.4
Unallocated - Amortization of cloud-based software costs	0.2	—
Total Consolidated	$445.8	$38.0
(1) Financing fees incurred for the Receivables Sales Agreement.
(2) Costs associated with the organizational realignment plan (“the Plan”) announced on January 24, 2024 totaled $9.2 million and $2.5 million for the three months ended March 31, 2025 and 2024 respectively, which included advisory fees, system-related initiatives, and CEO transition costs. Integration costs totaled $1.8 million for the three months ended March 31, 2024, which included stock-based compensation, employee compensation, and consulting fees.

Adjusted Operating Profit
	Three Months Ended March 31,
			Return on Net Sales
	2025	2024	2025	2024
FAM	$16.4	$26.5	8.7%	13.1%
SAS	20.2	18.9	6.8%	6.4%
Unallocated	(21.4)	(21.2)	(4.4)%	(4.2)%
Total Consolidated	$15.2	$24.2	3.1%	4.8%

Non-GAAP Adjustments to Adjusted Operating Profit
	Three Months Ended March 31,
	2025	2024
FAM - Depreciation	$6.6	$6.6
FAM - Stock-based compensation(1)	0.3	0.1
SAS - Depreciation	12.7	13.4
SAS - Stock-based compensation(1)	0.4	—
Unallocated - Depreciation	0.6	0.5
Unallocated - Stock-based compensation(1)	1.4	1.0
Total Consolidated	$22.0	$21.6
(1) Stock-based compensation excludes stock-based compensation included in restructuring and organizational realignment and integration costs.

Adjusted EBITDA
	Three Months Ended March 31,
			Return on Net Sales
	2025	2024	2025	2024
FAM	$23.3	$33.2	12.4%	16.4%
SAS	33.3	32.3	11.2%	10.9%
Unallocated	(19.4)	(19.7)	(4.0)%	(3.9)%
Total Consolidated	$37.2	$45.8	7.7%	9.2%

Non-GAAP Reconciliation of Organic Net Sales Growth

	FAM	SAS	Consolidated Mativ
	Three Months Ended March 31,

Mativ 2024 Net Sales	$202.7	$297.5	$500.2
Divestiture/closure adjustments	—	(16.3)	(16.3)
Mativ 2024 comparable Net Sales	$202.7	$281.2	$483.9

Mativ 2025 Net Sales	$187.6	$297.2	$484.8
Divestiture/closure adjustments	—	—	—
Mativ 2025 comparable Net Sales	$187.6	$297.2	$484.8
Organic growth	(7.4)%	5.7%	0.2%

Currency effects on 2025	$(2.1)	$(2.6)	$(4.7)
Mativ 2025 comparable Net Sales with Currency Adjustment	$189.7	$299.8	$489.5
Organic constant currency growth	(6.4)%	6.6%	1.2%

MATIV HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DATA
(in millions, except per share amounts)
	Three Months Ended March 31,
	2025	2024
Operating loss	$(430.6)	$(13.8)
Plus: Restructuring, restructuring related, and impairment expenses	6.3	13.9
Plus: Goodwill impairment	411.9	—
Plus: Purchase accounting adjustments	15.4	15.9
Plus: Organizational realignment and integration costs	9.2	4.3
Plus: Divestiture costs	0.8	1.5
Plus: Financing fees	2.0	2.4
Plus: Amortization of cloud-based software costs	0.2	—
Adjusted operating profit	$15.2	$24.2

Net loss	$(425.5)	$(28.0)
Plus: Restructuring, restructuring related, and impairment expenses	4.7	10.5
Plus: Goodwill impairment	347.2	—
Plus: Purchase accounting adjustments	11.9	12.2
Plus: Organizational realignment and integration costs	6.9	3.3
Plus: Divestiture costs	0.6	1.1
Plus: Change of valuation allowance on tax attributes	48.2	—
Plus: Tax legislative changes, net of other discrete items	—	2.0
Adjusted income (loss)	$(6.0)	$1.1

Earnings (loss) per share - diluted	$(7.82)	$(0.52)
Plus: Restructuring, restructuring related, and impairment expenses	0.09	0.19
Plus: Goodwill impairment	6.35	—
Plus: Purchase accounting adjustments	0.22	0.23
Plus: Organizational realignment and integration costs	0.13	0.06
Plus: Divestiture costs	0.01	0.02
Plus: Change of valuation allowance on tax attributes	0.88	—
Plus: Tax legislative changes, net of other discrete items	—	0.04
Adjusted Earnings (loss) per share - diluted	$(0.14)	$0.02

MATIV HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DATA
(in millions, except per share amounts)
	Three Months Ended March 31,
	2025	2024
Net loss	$(425.5)	$(28.0)
Plus: Interest expense	17.8	18.3
Plus: Financing fees	2.0	2.4
Plus: Provision for income taxes	(24.7)	(2.4)
Plus: Depreciation & amortization	35.3	36.4
Plus: Amortization of cloud-based software costs	0.2	—
Plus: Stock compensation expense	2.1	1.1
Plus: Restructuring, restructuring related, and impairment expenses	6.3	13.9
Plus: Goodwill impairment	411.9	—
Plus: Organizational realignment and integration costs	9.2	4.3
Plus: Divestiture costs	0.8	1.5
Plus: Other income (expense), net	1.8	(1.7)
Adjusted EBITDA	$37.2	$45.8

Cash used in operating activities	$(15.9)	$(13.0)
Less: Capital spending	(13.9)	(12.1)
Less: Cloud-based software costs	—	(0.5)
Free cash flow	$(29.8)	$(25.6)

	March 31, 2025	December 31, 2024
Total debt	$1,122.8	$1,089.3
Less: Cash	84.0	94.3
Net debt	$1,038.8	$995.0